NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5196
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.whiddon@alliancedata.com

7-Eleven, Inc.
Margaret Chabris
mchabri@7-11.com
972-828-7285

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT WITH NATION’S LEADING CONVENIENCE STORE
CHAIN 7-ELEVEN

Alliance Data to Provide Payment Processing Services to U.S. 7-Eleven® Stores

DALLAS, Texas, Nov. 29, 2007 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that it has signed a multi-year agreement with 7-Eleven, Inc. to provide payment processing services to more than 5,500 7-Eleven-branded convenience stores nationwide. Headquartered in Dallas, 7-Eleven is the largest chain of retail convenience stores, operating, franchising or licensing more than 33,200 stores in 17 countries and one U.S. territory, with worldwide sales in 2006 exceeding $44 billion.

Under terms of the agreement, Alliance Data will provide 7-Eleven payment processing services including authorization and settlement for debit and credit transactions, and prepaid card services.

“We expect this partnership with Alliance Data will provide our stores with more efficient processing capabilities,” said Robbie Radant, 7-Eleven’s director of payment acceptance. “Since our inception in 1927, 7-Eleven has sought to bring innovation and superior customer service to our customers. Alliance Data’s payment processing solution will help ensure that transactions are processed quickly and reliably, which ultimately further enhances the shopping experience for our customers.”

“7-Eleven is widely recognized for its industry leadership and customer-centric approach to providing the right products, convenience and fast service for its customers,” said Denise McCauley, senior vice president of Alliance Data’s Network Services. “We are pleased to have the opportunity to provide payment solutions for 7-Eleven as well as support its focus on innovation now and into the future.”

About 7 Eleven, Inc.
7 Eleven, Inc. is the premier name and largest chain in the convenience retailing industry. Based in Dallas, Texas, 7-Eleven operates, franchises or licenses more than 7,300 7-Eleven® stores in North America. Globally, 7-Eleven operates, franchises or licenses some 33,000 stores in 17 countries and one U.S. territory. During 2006, 7-Eleven stores worldwide generated total sales of more than $44 billion. Find out more online at www.7-Eleven.com.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction  will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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